Exhibit 99.1

FLUIDIGM ADDS EVAN JONES TO ITS BOARD OF DIRECTORS

SOUTH SAN FRANCISCO, Calif. – Apr. 4, 2011 – Fluidigm Corporation (NASDAQ:FLDM) today announced that Evan Jones has been appointed to Fluidigm’s Board of Directors. Mr. Jones will also join the Board’s Compensation Committee.

“Evan brings more than 25 years of operating and investment experience in the life sciences industry to the Fluidigm Board,” said Sam Colella, Fluidigm Chairman of the Board. “In addition to Evan’s business experience in genomics, genetics, and DNA sequencing analysis, he has a passion for improving healthcare of children, increasing investment in disease control and prevention, and biomedical research. This combination of skills, interest, and experience will help the Board guide Fluidigm’s management as it explores new opportunities in the life sciences.”

“Fluidigm’s technology is bringing significant benefit to the life science industry. Looking forward, the company has exciting opportunities in molecular diagnostics with its microfluidic systems and capabilities for single-cell analysis. I want to help the company make decisions that will allow it to maximize its contributions to the industry and, by doing so, also help investors benefit from the Company’s potential,” said Mr. Jones.

Mr. Jones is the Managing Member of jVen Capital, LLC, a life sciences investment company. Prior to forming jVen Capital, he was co-founder, Chairman, and CEO of Digene Corporation, a publicly traded biotechnology company focused on women’s health and molecular diagnostic testing. Mr. Jones has more than 25 years of operating and investment experience in the life sciences industry, where he has founded and helped start a number of life sciences companies.

Mr. Jones is currently Executive Chairman of Opgen, Inc., a genomics company focused in the areas of microbial genetics and DNA sequence analysis. He is a Board Member of CAS Medical Systems, Inc. and Veracyte, Inc. He was Chairman of the Board of Signature Genomic Laboratories, LLC from 2008 until the company was sold to Perkin-Elmer Corp. in May 2010.

Mr. Jones is also Chairman of the Board of the Campaign for Public Health, an organization dedicated to increasing the annual budget of the CDC (Center for Disease Control and Prevention), and he serves on the Board of Directors of Research!America. He has served as Chairman of the Board of the Children’s Research Institute and as a Board Member of the Children’s National Medical Center.

Mr. Jones has a B.A. from the University of Colorado and an M.B.A. from The Wharton School, University of Pennsylvania.

About Fluidigm

Fluidigm (NASDAQ:FLDM) develops, manufactures and markets microfluidic systems for growth markets in the life science and agricultural biotechnology, or Ag-Bio, industries. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including integrated fluidic circuits, or chips, and reagents. These systems are designed to significantly simplify experimental workflow, increase throughput and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm actively markets three microfluidic systems including eight different commercial chips to leading pharmaceutical and biotechnology companies, academic institutions and Ag-Bio companies.

For more information, please visit www.fluidigm.com.

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“Fluidigm” and the Fluidigm logo are trademarks or registered trademarks of Fluidigm.

Cautionary Note About Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of federal securities laws. Forward-looking statements include, among others, statements concerning or implying Fluidigm’s future financial performance, trends and opportunities affecting Fluidigm, opportunities in the molecular diagnostics market, and the ability of management personnel and our board of directors to contribute to the growth of our business. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by these forward-looking statements. Fluidigm’s business, revenues, and operating results are and will be subject to numerous risks and uncertainties, including (among others) risks relating to market acceptance of our products, the potential for quarterly variations in our operating results, our ability to successfully launch new products and applications, risks relating to FDA regulation, and competition in our primary markets. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in Fluidigm’s filings with the United States Securities and Exchange Commission, including risks and uncertainties identified in our Annual Report on form 10-K filed on March 25, 2011.

CONTACT:  Howard High

Fluidigm Corporation

650.266.6081 (office)

510.786.7378 (mobile)

howard.high@fluidigm.com